Exhibit 99.1

Media Contacts:
Michael D. Porcelain, Senior Vice President and Chief Financial Officer
(631) 962-7000
Info@comtechtel.com

COMTECH TELECOMMUNICATIONS CORP. ANNOUNCES
RESULTS FOR THE THIRD QUARTER OF FISCAL 2013 AND
PROVIDES UPDATED FISCAL 2013 GUIDANCE

Melville, New York – June 6, 2013 – Comtech Telecommunications Corp. (NASDAQ: CMTL) today reported its operating results for the three and nine months ended April 30, 2013.

Net sales for the third quarter of fiscal 2013 were $69.9 million compared to $99.8 million for the third quarter of fiscal 2012. The period-over-period decrease in net sales is due to lower net sales in our mobile data communications and RF microwave amplifiers segments and, to a much lesser extent, our telecommunications transmission segment. GAAP net income was $2.9 million, or $0.17 per diluted share, for the third quarter of fiscal 2013 as compared to $6.1 million, or $0.29 per diluted share, for the third quarter of fiscal 2012.

Net sales for the nine months ended April 30, 2013 were $235.4 million compared to $312.3 million for the nine months ended April 30, 2012. GAAP net income was $12.7 million, or $0.69 per diluted share, for the nine months ended April 30, 2013 as compared to $24.5 million, or $1.04 per diluted share, for the nine months ended April 30, 2012.

The Company also announced that it is updating its fiscal 2013 revenue guidance to a range of $310.0 million to $320.0 million and its fiscal 2013 GAAP diluted earnings per share guidance to a range of $0.86 to $0.92. Adjusted EBITDA for fiscal 2013 is expected to be between $49.0 million and $51.0 million. The updated diluted earnings per share guidance reflects the impact of the Company’s repurchases of common stock through June 5, 2013.

In commenting on the Company's performance and updated fiscal 2013 guidance, Fred Kornberg, President and Chief Executive Officer, stated, “Despite difficult market conditions, we are pleased with our overall third quarter results, particularly the receipt of several strategically important new contracts. For the first time this fiscal year, our quarterly book-to-bill ratio exceeded 1.0, and we expect the same to be the case in the fourth quarter.”

Mr. Kornberg added, “We are excited about our long-term business prospects and we are confident that we are on the right path to achieve revenue and earnings growth in fiscal 2014.”

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Selected Fiscal 2013 Third Quarter Financial Metrics and Other Items

•	Backlog as of April 30, 2013 was $130.1 million compared to $126.4 million as of January 31, 2013.

•
Total bookings for the three and nine months ended April 30, 2013 were $73.6 million and $211.5 million, respectively, compared to $110.9 million and $304.7 million for the three and nine months ended April 30, 2012, respectively.

•
Adjusted EBITDA was $9.6 million and $38.2 million for the three and nine months ended April 30, 2013, respectively, as compared to $15.4 million and $54.6 million for the three and nine months ended April 30, 2012, respectively. Adjusted EBITDA is a Non-GAAP financial measure and is defined in the below table.

•
The Company’s effective income tax rate for the three months ended April 30, 2013 was 22.3%, which reflects a discrete tax benefit of approximately $0.5 million. The Company’s effective income tax rate for the twelve months ending July 31, 2013 is expected to approximate 35.5%, excluding discrete tax adjustments.

•	During the three months ended April 30, 2013, the Company repurchased 542,495 shares of its common stock at an aggregate cost of approximately $13.8 million (including transaction costs).

•
At April 30, 2013, the Company had $342.2 million of cash and cash equivalents which does not reflect the subsequent repurchase of an additional 95,888 shares of the Company’s common stock for an aggregate cost of approximately $2.5 million (including transaction costs) from May 1, 2013 through June 5, 2013 or the quarterly dividend payment of $4.5 million which was paid on May 21, 2013. Since establishing the Company’s first repurchase program on September 23, 2010, the Company has repurchased a total of 12,389,303 shares of common stock for approximately $365.7 million (including transaction costs). The Company can make additional repurchases of up to $34.6 million pursuant to its existing $50.0 million stock repurchase program.

•
Additional information about the Company’s updated fiscal 2013 guidance is contained in the Company’s third quarter investor presentation which is located on the Company’s website at www.comtechtel.com.

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Conference Call
The Company has scheduled an investor conference call for 8:30 AM (ET) on Friday, June 7, 2013. Investors and the public are invited to access a live webcast of the conference call from the investor relations section of the Comtech web site at www.comtechtel.com. Alternatively, investors can access the conference call by dialing (866) 952-1906 (domestic), or (785) 424-1825 (international) and using the conference I.D. of “Comtech.” A replay of the conference call will be available for seven days by dialing (800) 283-4593 or (402) 220-0872. In addition, an updated investor presentation, including earnings guidance, is available on the Company’s web site.

About Comtech
Comtech Telecommunications Corp. designs, develops, produces and markets innovative products, systems and services for advanced communications solutions. The Company believes many of its solutions play a vital role in providing or enhancing communication capabilities when terrestrial communications infrastructure is unavailable, inefficient or too expensive. The Company conducts business through three complementary segments: telecommunications transmission, RF microwave amplifiers and mobile data communications. The Company sells products to a diverse customer base in the global commercial and government communications markets. The Company believes it is a market leader in the market segments that it serves.

Cautionary Statement Regarding Forward-Looking Statements
Certain information in this press release contains forward-looking statements, including but not limited to, information relating to the Company’s future performance and financial condition, plans and objectives of the Company’s management and the Company’s assumptions regarding such future performance, financial condition, and plans and objectives that involve certain significant known and unknown risks and uncertainties and other factors not under the Company’s control which may cause its actual results, future performance and financial condition, and achievement of plans and objectives of the Company’s management to be materially different from the results, performance or other expectations implied by these forward-looking statements. These factors include the nature and timing of receipt of, and the Company’s performance on, new or existing orders that can cause significant fluctuations in net sales and operating results; the timing and funding of government contracts; adjustments to gross profits on long-term contracts; risks associated with international sales; rapid technological change; evolving industry standards; frequent new product announcements and enhancements; changing customer demands; changes in prevailing economic and political conditions; risks associated with the Company’s legal proceedings and other matters; risks associated with certain U.S. government investigations; risks associated with the Company’s BFT-1 contracts and the post-award audit of its original BFT-1 contract; risks associated with the Company’s obligations under its revolving credit facility; and other factors described in the Company’s filings with the Securities and Exchange Commission.

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COMTECH TELECOMMUNICATIONS CORP.
AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(Unaudited)

	Three months ended April 30,		Nine months ended April 30,
	2013	2012	2013	2012

Net sales	$69,856,000	99,793,000	235,386,000	312,295,000
Cost of sales	38,429,000	58,115,000	129,916,000	177,921,000
Gross profit	31,427,000	41,678,000	105,470,000	134,374,000

Expenses:
Selling, general and administrative	15,374,000	20,005,000	47,617,000	63,749,000
Research and development	9,080,000	9,481,000	28,407,000	28,609,000
Amortization of intangibles	1,582,000	1,626,000	4,746,000	5,037,000
	26,036,000	31,112,000	80,770,000	97,395,000

Operating income	5,391,000	10,566,000	24,700,000	36,979,000

Other expenses (income):
Interest expense	2,009,000	2,192,000	6,150,000	6,521,000
Interest income and other	(287,000)	(370,000)	(878,000)	(1,300,000)

Income before provision for income taxes	3,669,000	8,744,000	19,428,000	31,758,000
Provision for income taxes	817,000	2,678,000	6,776,000	7,270,000

Net income	$2,852,000	6,066,000	12,652,000	24,488,000

Net income per share:
Basic	$0.17	0.32	0.74	1.18
Diluted	$0.17	0.29	0.69	1.04

Weighted average number of common shares outstanding – basic	16,731,000	18,853,000	17,141,000	20,746,000

Weighted average number of common and common equivalent shares outstanding – diluted	16,827,000	24,910,000	23,221,000	26,724,000

Dividends declared per issued and outstanding common share as of the applicable dividend record date	$0.275	0.275	0.825	0.825

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COMTECH TELECOMMUNICATIONS CORP.
AND SUBSIDIARIES
Condensed Consolidated Balance Sheets

	April 30, 2013	July 31, 2012
Assets	(Unaudited)	(Audited)
Current assets:
Cash and cash equivalents	$342,197,000	367,894,000
Accounts receivable, net	47,904,000	56,242,000
Inventories, net	71,101,000	72,361,000
Prepaid expenses and other current assets	10,737,000	8,196,000
Deferred tax asset, net	9,780,000	12,183,000
Total current assets	481,719,000	516,876,000

Property, plant and equipment, net	20,858,000	22,832,000
Goodwill	137,354,000	137,354,000
Intangibles with finite lives, net	34,087,000	38,833,000
Deferred tax asset, net, non-current	-	438,000
Deferred financing costs, net	1,450,000	2,487,000
Other assets, net	894,000	958,000
Total assets	$676,362,000	719,778,000

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$12,149,000	20,967,000
Accrued expenses and other current liabilities	30,641,000	40,870,000
Dividends payable	4,544,000	4,773,000
Customer advances and deposits	13,432,000	14,516,000
Interest payable	3,029,000	1,529,000
Total current liabilities	63,795,000	82,655,000

Convertible senior notes	200,000,000	200,000,000
Other liabilities	3,883,000	5,098,000
Income taxes payable	3,266,000	2,624,000
Deferred tax liability, net	1,184,000	-
Total liabilities	272,128,000	290,377,000
Commitments and contingencies
Stockholders’ equity:
Preferred stock, par value $.10 per share; shares authorized and unissued 2,000,000	-	-
Common stock, par value $.10 per share; authorized 100,000,000 shares; issued 28,996,237 shares and 28,931,679 shares at April 30, 2013 and July 31, 2012, respectively	2,900,000	2,893,000
Additional paid-in capital	361,970,000	361,458,000
Retained earnings	402,773,000	404,227,000
	767,643,000	768,578,000
Less:
Treasury stock, at cost (12,504,352 shares and 11,564,059 shares at April 30, 2013 and July 31, 2012, respectively)	(363,409,000)	(339,177,000)
Total stockholders’ equity	404,234,000	429,401,000
Total liabilities and stockholders’ equity	$676,362,000	719,778,000

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COMTECH TELECOMMUNICATIONS CORP.
AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures
(Unaudited)

	Three Months Ended April 30,		Nine Months Ended April 30,
	2013	2012	2013	2012

Reconciliation of GAAP Net Income to Adjusted EBITDA(1):
GAAP net income	$2,852,000	6,066,000	12,652,000	24,488,000
Income taxes	817,000	2,678,000	6,776,000	7,270,000
Net interest expense and other	1,722,000	1,822,000	5,272,000	5,221,000
Amortization of stock-based compensation	694,000	809,000	2,245,000	2,718,000
Depreciation and other amortization	3,522,000	4,064,000	10,705,000	12,256,000
Restructuring charges related to the wind-down of microsatellite product line	-	-	569,000	-
Costs related to withdrawn fiscal 2011 contested proxy solicitation	-	-	-	2,638,000
Adjusted EBITDA	$9,607,000	15,439,000	38,219,000	54,591,000

(1)
Represents earnings before interest, income taxes, depreciation and amortization of intangibles and stock-based compensation, restructuring charges related to the wind-down of the microsatellite product line of the Company’s mobile data communications segment and costs related to a withdrawn fiscal 2011 contested proxy solicitation. Adjusted EBITDA is a non-GAAP operating metric used by management in assessing the Company’s operating results. The Company’s definition of Adjusted EBITDA may differ from the definition of EBITDA used by other companies and may not be comparable to similarly titled measures used by other companies. Adjusted EBITDA is also a measure frequently requested by the Company’s investors and analysts. The Company believes that investors and analysts may use Adjusted EBITDA, along with other information contained in its SEC filings, in assessing its ability to generate cash flow and service debt.

ECMTL
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